EXHIBIT 12(a)

906 CERTIFICATION

June 24, 2003

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

Marco Tronchetti Provera, the Executive Chairman of the Board of Directors, Carlo Orazio Buora, the Chief Executive Officer, and Enrico Parazzini, the Chief Financial Officer, of Telecom Italia S.p.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom Italia S.p.A.

/s/	Marco Tronchetti Provera

Name: Marco Tronchetti Provera Executive Chairman

/s/	Carlo Orazio Buora

Name: Carlo Orazio Buora Chief Executive Officer

/s/	Enrico Parazzini

Name: Enrico Parazzini Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), has been provided to Telecom Italia S.p.A. and will be retained by Telecom Italia S.p.A. and furnished to the Securities and Exchange Commission or its staff upon request.